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         EXHIBIT 23.3


CONSENT OF PILLSBURY MADISON & SUTRO

We consent to the incorporation by reference in this Registration Statement of SDO ParentCo., Inc. on Form S-4 of our opinion regarding certain federal tax consequences dated February 17, 1995 which was filed as an exhibit to the Registration Statement on Form S-4 (No.33-57007) of the Registrant.


/s/ PILLSBURY MADISON & SUTRO


San Diego, California
December 4, 1995